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                                  Exhibit 11

               Statement re:  Computation of Per Share Earnings

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                                   EXHIBIT 11
                LIVING CENTERS OF AMERICA, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                                      Three Months
                                                                    Ended December 31,
                                                        ---------------------------------------
                                                                 1996               1995
ASSUMING FULL DILUTION (a)


Net Income                                              $10,325                         $10,899
                                                        =======                         =======

Applicable Common Shares:

    Weighted average shares outstanding
        during the period                                19,502                          20,206

    Weighted average shares issuable
        upon exercise of common stock
        options using the treasury stock
        method                                               97                             154

    Weighted average shares issuable
        upon exercise of warrants using
        the treasury stock method                            -                               -

                                                        -------                         -------
    Total shares                                         19,599                          20,360
                                                        =======                         =======


Earnings per share (fully diluted)                        $0.53                           $0.54
                                                        =======                         =======


(a)  This calculation is submitted in accordance with Regulation S-K, item 601
       (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in less than 3% dilution.





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